UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 5, 2024

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RED VIOLET, INC.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-38407 (Commission File Number)	82-2408531 (I.R.S. Employer Identification Number)

2650 North Military Trail, Suite 300, Boca Raton, FL 33431
(Address of principal executive offices)

561-757-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDVT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2024, the Board of Directors (the “Board”) of Red Violet, Inc. (the “Company”) increased the size of the Board from five members to six members and appointed William Livek to the Board, effective immediately to fill such vacancy. Mr. Livek was elected to serve until the 2024 annual meeting of stockholders.

William (Bill) Livek, 69, has served as Vice Chairman of comScore, Inc. (“Comscore”), a media measurement and analytics company, since January 2016. Mr. Livek had served as Comscore’s Chief Executive Officer from November 2019 to July 2022, as a Special Advisor to the CEO from June 2018 to November 2019, and its President from January 2016 to May 2018. He previously served as Vice Chairman and Chief Executive Officer of Rentrak Corporation ("Rentrak"), a media measurement and consumer targeting company, where he led the effort of building Rentrak into a $1 billion market capitalization company before merging Comscore into Rentrak in January 2016. Prior to Rentrak, Mr. Livek was founder and Chief Executive Officer of Symmetrical Capital; Senior Vice President, Strategic Alliances and International Expansion, of Experian Information Solutions, Inc., a provider of information, analytical and marketing services; and co-President of Experian’s subsidiary Experian Research Services. Mr. Livek also serves on the board of directors of Adstra, Civic Science, The Covenant House, and the Advertising Research Foundation (“ARF”). He holds a degree in Communications from Southern Illinois University.

The Board has determined that Mr. Livek is independent in accordance with the Company’s corporate governance guidelines and applicable requirements of The NASDAQ Stock Market and the Securities and Exchange Commission (the “SEC”). Mr. Livek is not a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Livek and any other person pursuant to which he was selected as a director.

In connection with his service to the Board, Mr. Livek will receive annual cash compensation of $25,000, payable in quarterly installments, and an initial equity grant of restricted stock units with an approximate value of $75,000, vesting one-third of the award on each of December 1, 2024, December 1, 2025 and December 1, 2026.

Mr. Livek was not appointed to any Board Committee.

On January 9, 2024, the Company issued a press release announcing the appointment of Mr. Livek as a director. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release, dated January 9, 2024

104 Cover page Interactive Data File (embedded within the inline XBRL file).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Violet, Inc.

Date: January 9, 2024	By:	/s/ Derek Dubner
Derek Dubner
Chief Executive Officer (Principal Executive Officer)